UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __ )

Check the appropriate box:

☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

New Media Lottery Services, Inc.
(Name of Registrant As Specified In Charter)

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1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

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☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2) Form, Schedule or Registration Statement No.:

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4) Date Filed:

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING

June __, 2009

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of our outstanding shares of common stock of New Media Lottery Services, Inc. have executed written consents in lieu of a meeting to approve an amendment to our certificate of incorporation (the “Amendment”) to increase the number of authorized shares of common stock we may issue from 50,000,000 shares to 150,000,000 shares (the "Share Increase").

On May 29, 2009, our board of directors and stockholders holding approximately 70% of our outstanding common stock executed written consents approving the Share Increase.  The consents we have received constitute the only stockholder approval required for the Amendment under Delaware corporate law and our certificate of incorporation and bylaws, as presently in effect.  Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended, stockholder approval of these amendments will not become effective before July ___, 2009, which is approximately 21 calendar days after June ___, 2009, the date we first mailed the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of our outstanding common stock approving the Amendment satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one.  We are furnishing this Information Statement to you solely to inform you of the approval of the Amendment by holders of a majority of outstanding shares of our common stock. Section 228 of the Delaware General Corporation Law requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting.  This letter and the Information Statement are intended to provide such notice.  No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

June ___, 2009	By Order of the board of directors

/s/ John C. Carson
John C. Carson
Chief Executive Officer

NEW MEDIA LOTTERY SERVICES, INC.
370 Neff Avenue – Suite L
Harrisonburg, Virginia 22801

INFORMATION STATEMENT
June ___, 2009
(PRELIMINARY)

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

General Information

This Information Statement is being mailed on or about June ______, 2009, to the stockholders of record of New Media Lottery Services, Inc. (the "Company"), at the close of business on May 29, 2009 (the “Record Date”).  This Information Statement is being sent to you for information purposes only.  No action is requested or required on your part.

This Information Statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to amend our certificate of incorporation to increase the number of shares of common stock we are authorized to issue.  This Information Statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law ("DGCL").

We will bear the expenses relating to this Information Statement, including expenses in connection with preparing and mailing this Information Statement and all documents that now accompany or may in the future supplement it.  We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Only one Information Statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders.  We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered.  You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of this Information Statement or by calling our principal executive offices at (540) 437-1688.  If multiple stockholders sharing an address have received one copy of this Information Statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices.  Additionally, if current stockholders with a shared address received multiple copies of this Information Statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware law and our certificate of incorporation and bylaws, no stockholder has any right to dissent to the proposed Amendment, and no stockholder is entitled to appraisal of or payment for their shares of our stock.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 50,000,000 shares of common stock (the “Common Stock”), of which 22,242,143 shares were issued and outstanding.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders.

CONSENTING STOCKHOLDERS

The approval of the Amendment requires the consent of the holders of a majority of the outstanding shares of Common Stock entitled to vote.  Approval of the Amendment was obtained on May 29, 2009 by written consent of the holders of the shares of our Common Stock identified in the following table (collectively the "Consenting Holders") rather than at a duly called meeting of stockholders:

Name of Stockholder	No. of Shares of Common Stock	Percent of Class of Common Stock
Trafalgar Capital Specialized Investment Fund	9,005,700	40.49%
Milton Dresner	2,497,150	11.23%
Joseph Dresner	2,497,150	11.23%
Nathan Miller	1,500,000	6.74%
Total	15,500,000	69.69%

No consideration was paid for the consent of any Consenting Stockholder.

Relationship of Consenting Stockholders to the Company

Trafalgar Capital Specialized Investment Fund loaned our direct Irish subsidiary an aggregate of €2.45 million in two separate tranches in 2008.  During January 2009, we defaulted under an instrument governing one of the loans by reason of our failure to pay interest when due.  This resulted in a cross default under the instruments governing both loans.  During March and April 2009, we entered into a series of agreements with Trafalgar to restructure the loans.  In connection with the restructuring, our then principal stockholders, Milton Dresner and Joseph Dresner, transferred to Trafalgar the shares of our Common Stock that it currently owns.  As of May 29, 2009, we owe Trafalgar approximately €2.21 million.  Jeffrey Sternberg, a director of the Company, is an employee of Trafalgar.

Milton Dresner has been a director of our Company since March 18, 2004 and currently serves as a director of our direct and indirect subsidiaries.   Since our inception, Mr. Dresner has loaned funds to the Company for working capital, as evidenced by promissory notes which bear interest at rates ranging from prime plus 2% to prime plus 3%, and as of May 29, 2009, we owed Mr. Dresner approximately $917,500 plus accrued interest.  In addition, he has guaranteed amounts due under promissory notes in the principal amount of $4 million.    Mr. Dresner is the brother of Joseph Dresner, a former director of the Company.

Joseph Dresner served as a director of our Company from March 2004 until June 2008 and served as a director of our direct and indirect subsidiaries.   Since our inception, Mr. Dresner has loaned funds to the Company for working capital, as evidenced by promissory notes which bear interest at rates ranging from prime plus 2% to prime plus 3%, and as of May 29, 2009, we owed Mr. Dresner approximately $882,500 plus accrued interest.  In addition, he has guaranteed amounts due under promissory notes in the principal amount of $4 million.

Nathan Miller served as an officer and director of the Company from March 2004 until July 2004.   Mr. Miller previously has loaned funds to the Company and we currently are indebted to him in the principal amount of $183,177.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company’s Common Stock. See "Security Ownership of Certain Beneficial Owners and Management."

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock summarizes the material terms and provisions of the indicated securities.  For the complete terms of our Common Stock and preferred stock please refer to our certificate of incorporation and bylaws that we have filed with the SEC.  The terms of these securities may also be affected by the DGCL.

We are authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share, and 5,000,000 shares of blank check preferred stock, $0.001 par value per share, none of which have been designated or issued.

Common Stock

Voting. Except as otherwise required by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, each holder of Common Stock shall have one vote in respect of each share of stock held by it of record on the books of the corporation for the election of directors and on all matters submitted to a vote of our stockholders.

Dividends.  Subject to the preferential rights of the preferred stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the board of directors, out of our assets which are by law available for dividends, dividends payable in cash, property or shares of capital stock.

Dissolution, Liquidation or Winding Up.  In the event of any dissolution, liquidation or winding up of our affairs, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the preferred stock, holders of Common Stock shall be entitled, unless otherwise provided by law or our certificate of incorporation, including any certificate of designations for a series of preferred stock, to receive all of our remaining assets of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

Other Rights and Restrictions.  Holders of our Common Stock do not have preemptive rights, and they have no right to convert their Common Stock into any other securities.  Our Common Stock is not subject to redemption by us.  The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock that are issued and outstanding or that we may issue in the future.

Preferred Stock

The preferred stock is issuable at the discretion of the board of directors, without further consent of the stockholders.  In connection with the issuance of any series of preferred stock and to the extent now or hereafter permitted by the DGCL, our board is authorized to fix by resolution: (1) the designation of each series; (2) the stated value of the shares of each series; (3) the dividend rate or rates of each series and the date or dates and other provisions respecting the payment of dividends; (4) the provisions, if any, respecting the redemption of the shares of each series; and (5) subject to requirements of the DGCL, (a) the voting rights; (b) the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of our stock; and (c) any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of May 29, 2009 by (i) each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) each of our officers and directors; and (iii) all of our officers and directors as a group.

Except as noted, all information with respect to beneficial ownership has been furnished by the respective director, executive officer or beneficial owner of more than 5% of our voting stock, or is based on filings with the Securities and Exchange Commission.  Unless otherwise indicated below, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names.  Beneficial ownership of the voting stock has been determined for this purpose in accordance with the Securities Exchange Act, which provides, among other things, that a person is deemed to be the beneficial owner of the voting stock if that person, directly or indirectly, has or shares voting power or investment power with respect to such stock or has the right to acquire such ownership within sixty days of the date of this Information Statement. Accordingly, the amounts shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with Securities and Exchange Commission reporting requirements. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of the voting stock.  Unless otherwise indicated below, the address of those identified in the table is care of the Company, 370 Neff Avenue – Suite L, Harrisonburg, VA  22801.

The applicable percentage of ownership is based on 22,242,143 shares outstanding.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class of Common Stock Owned
John Carson (1)	3,387,714	13.69%
Sterling Herbst (2)	396,429	1.75%
Jeffrey Sternberg	-0-	-0-
Milton Dresner	2,497,150	11.23%
Trafalgar Capital Specialized Investment Fund	9,005,700	40.49%
Joseph Dresner	2,497,150	11.23%
Nathan Miller (3)	1,845,715	8.30%
All officers and directors as a group (3 persons) (4)	6,281,293	25.01%
* Less than 1%.

(1)
Includes 600,000 shares of common Stock held by The John C. Carson Revocable Trust, for which Mr. Carson is the trustee, and options to purchase 2,500,000 shares of Common Stock at an exercise price of $0.10 per share through May 28, 2019.

(2)	Includes 21,429 shares of Common Stock and options to purchase 375,000 shares of Common Stock at an exercise price of $0.10 per share through May 28, 2019.
(3)
Includes 345,715 shares over which Mr. Miller exercises beneficial control which are registered in the names of entities in which Mr. Miller is a part owner along with Nancy Bowman, a former officer and director of the Company.

(4)	Includes options to purchase an aggregate of 2,875,000 shares of Common Stock.

APPROVAL OF THE AMENDMENT TO
INCREASE THE NUMBER OF AUTHORIZED SHARES

The approval to amend our certificate of incorporation to affect the Share Increase was approved by our board of directors and the Consenting Holders on May 29, 2009.  Accordingly, we have secured the necessary authorization for the Amendment as required by Section 242 of the DGCL.

Increase of Authorized Common Stock of the Company

We currently are authorized to issue 50,000,000 shares of Common Stock.  As of the Record Date, 22,242,143 shares were issued and outstanding and there were outstanding securities entitling the holders thereof  to acquire, either upon exercise or conversion, 3,675,000 additional shares of our Common Stock, leaving 24,082,857 shares of our Common Stock available for future issuance.  Upon the effective date of the Share Increase, the number of shares of Common Stock available for future issuance would increase to 124,082,857 shares.

The terms of the newly authorized shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  The relative rights and limitations of the shares of Common Stock will remain unchanged under the certificate of incorporation.  The authorization of additional shares of Common Stock will not alter the current number of issued shares.

Our board of directors will be entitled to issue additional shares of our Common Stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any securities exchange on which our shares of Common Stock may be at the time listed.  As is true for shares presently authorized but unissued shares of Common Stock, the Common Stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of Common Stock.

Reasons for the Share Increase

Our board of directors believes it is in the best interests of our Company and stockholders to increase the number of authorized shares of our Common Stock to provide us with greater flexibility with respect to our capital structure.  The Share Increase will enable us, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.  Having a substantial number of authorized but unissued shares of Common Stock that are not reserved for specific purposes will allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a meeting of stockholders or obtaining the written consent of stockholders for the purpose of approving an increase in our capitalization.

In light of our current financial condition, we have been seeking to raise capital to support the continued operation and development of our business and to satisfy our outstanding debt.  Toward that end, we have entered into a Financial Services Agreement with an investment advisor located in Germany to render strategic and financial consulting services, including managing a best efforts offering of up to 4,500,000 units of our securities.  As proposed, each unit would comprise four shares of Common Stock and warrants to purchase two shares of Common Stock.  There are several conditions to proceeding with the offering and there is no assurance that we will satisfy these conditions, that any offering will occur, that we will sell any of the securities offered or raise any capital from the proposed offering.  If we sold all units offered in the proposed offering and all warrants issued as a part of the units were exercised , we would be required to issue an additional 27,000,000 shares of Common Stock.  When added to currently outstanding shares and the shares issuable upon the conversion of outstanding convertible securities (3,675,000 shares), our current capitalization would be insufficient.  Accordingly, in order to proceed with the offering of our securities, our board of directors and the Consenting Stockholders had to take action to increase our authorized capital.

The increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the nature and circumstances of any future issuances of authorized but unissued shares.  The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our Company more difficult.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  Please see “Potential Anti-takeover Effects” below for a more detailed discussion of the potential anti-takeover effects of the increase in our authorized capital.

Potential Anti-takeover Effects

Release No. 34-15230 of the staff of the SEC requires us to disclose and discuss the effects of any stockholder proposal that may be used as an anti-takeover device.  However, the purpose of the increase in our authorized Common Stock is to facilitate the potential equity financing transaction described above and to provide us with greater flexibility with respect to our capital structure.  Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the increase in our authorized stock is not being undertaken in response to any effort of which our board of directors is aware to accumulate shares of our Common Stock or obtain control of our Company.  Other than the increase in our authorized Common Stock, our board of directors does not currently contemplate the adoption of any other amendments to our certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of our Company.  While it is possible that management could use the additional shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders, we currently have no plans or proposals to adopt other provisions or enter into other arrangements that many have anti-takeover ramifications.

Other provisions of our certificate of incorporation and bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of our Company or changing our board of directors and management.  Our certificate of incorporation provides that our board of directors may issue, without further stockholder approval, up to 5,000,000 shares of preferred stock in one or more classes or series within a class.  As of the date hereof, no preferred stock has been designated nor have any shares of preferred stock been issued.  Any preferred stock issued in the future may rank senior to our Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.  In addition, any such shares of preferred stock may have class or series voting rights.  The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.  Under our certificate of incorporation and bylaws as presently in effect, neither the holders of our Common Stock nor the holders of preferred stock have cumulative voting rights in the election of our directors.  The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our Company by replacing our board of directors.

Effective Date of the Share Increase

The Effective Date of the Share Increase (the ‘‘Effective Date’’) will be 5:00 p.m. Eastern Time on the date the Certificate of Amendment to the Certificate of Incorporation is accepted and recorded by the Delaware Secretary of State in accordance with Section 103 of the DGCL, which is anticipated to be on or after July _____, 2009, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.  A copy of the Certificate of Amendment to the Certificate of Incorporation is attached to this Information Statement as Appendix A.  The text of the amendment to the articles of incorporation is subject to modification to include such changes as may be required by the Delaware Secretary of State to effectuate the Share Increase.

Certain Federal Income Tax Consequences

The Company believes that there are no federal income tax consequences to the holders as of the record date of our Common Stock as a result of the Amendment to increase our authorized capital.  However, the Company’s beliefs regarding the tax consequence of the increase to our authorized capital are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.  This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.  Stockholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Amendment to increase our authorized capital.

PROPOSALS BY SECURITY HOLDERS

As of the date of this Information Statement, no proposals have been received by the Company.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.  Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our Annual Report on Form 10-KSB for the fiscal year ended April 30, 2008 and a copy of our Quarterly Report on Form 10-Q for the three months ended January 31, 2009, including the financial statements and financial statement schedule information included therein, as filed with the SEC. You are encouraged to review the Annual Report, the Quarterly Report and any subsequent information we filed or will file with the SEC and other publicly available information.

June ___, 2009	By Order of the board of directors

/s/ John C. Carson
John C. Carson
Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
NEW MEDIA LOTTERY SERVICES, INC.
(Pursuant to Section 242 of the Delaware General Corporation Law)

New Media Lottery Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is New Media Lottery Services, Inc. (the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on December 13, 2004.

THIRD: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FOURTH in its entirety and substituting the following in lieu thereof:

"FOURTH: The corporation shall be authorized to issue the following shares:

Class	Number of Shares	Par Value

COMMON	50,000,000	$0.001
PREFERRED	5,000,000	$0.001

The designations and the powers, preferences and rights, and the qualifications or restrictions thereof are as follows:

The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the number of shares of each series, the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for the subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein."

FIFTH: This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the written consent of all of the members of the Board of Directors of the Corporation and by the written consent of the holders of a majority of the Corporation’s issued and outstanding capital stock entitled to vote thereon pursuant to Sections 141(f) and 228, respectively, of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this _____ day of _______________, 2009.